UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2023

SAB BIOTHERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39871	85-3899721
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 East 54th Street North
Sioux Falls, South Dakota		57104
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 605 679-6980

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	SABS	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Common Stock at an exercise price of $11.50 per share	SABSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On September 29, 2023, SAB Biotherapeutics, Inc. (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain accredited investors (the “Investors”), pursuant to which the Company agreed to issue and sell, in a private placement (the “Offering”), (i) 7,500 shares of Series A-1 Convertible Preferred Stock, par value $0.0001 per share, for an aggregate offering price of $7.5 million (the “Series A-1 Preferred Stock”), (ii) tranche A warrants (the “Preferred Tranche A Warrants”) to acquire shares of Series A-1 Preferred Stock or Series A-3 Preferred Stock, par value $0.0001 per share, for an aggregate exercise price of $70.5 million (the “Series A-3 Preferred Stock”), (iii) tranche B warrants to acquire shares of Series A-3 Preferred Stock, par value $0.0001 per share, for an aggregate exercise price of $52.0 million (the “Preferred Tranche B Warrants”), and (iv) tranche C warrants to purchase Series A-3 Preferred Stock, par value $0.0001 per share, for an aggregate exercise price of $130.0 million (the “Preferred Tranche C Warrants” and together with the Preferred Tranche A Warrants, and Preferred Tranche B Warrants, the “Preferred Warrants” and the shares underlying the Preferred Warrants, the “Preferred Warrant Shares”).

Pursuant to the Certificate of Designation of Preferences, Rights and Limitations of the Series A Convertible Voting Preferred Stock, which is filed as Exhibit 3.1 to this Current Report on Form 8-K (the “Certificate of Designation”), each share of Series A-1 Preferred Stock, subject to the Stockholder Approval (as defined below), converts automatically into shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”) and/or, if applicable, shares of Series A-2 Preferred Stock, par value $0.0001 per share, of the Company (the “Series A-2 Preferred Stock” and together with the Series A-1 Preferred Stock, the “Issued Preferred Stock”), in lieu of Common Stock.

The aggregate exercise prices of the Preferred Tranche A Warrants is approximately $70.5 million, exercisable for an aggregate of 70,500 shares of Series A-1 Preferred Stock or Series A-3 Preferred Stock, as set forth in the Preferred Tranche A Warrants, commencing on the Issuance Date (as defined in the Form of Preferred Tranche A Warrant) until the earlier of (i) fifteen (15) trading days following the date of public announcement of the fulsome data set from the Sanofi S.A. Protect trial and (ii) December 15, 2023. If any purchaser in the Offering fails to exercise their Preferred Tranche A Warrant in full prior to its expiration date, such purchaser will forfeit all Preferred Tranche A Warrants, Preferred Tranche B Warrants and Preferred Tranche C Warrants issued to such purchaser.

The aggregate exercise price of the Preferred Tranche B Warrants is approximately $52.0 million, exercisable for an aggregate of 52,000 shares of Series A-3 Preferred Stock commencing on the Exercisability Date (as defined in the Form of Preferred Tranche B Warrant) until the later of (i) 21 days following the Company’s announcement of data from its SAB-142-101 clinical trial and (ii) March 31, 2025.

The aggregate exercise price of the Preferred Tranche C Warrants is approximately $130.0 million, exercisable for an aggregate of 130,000 shares of Series A-3 Preferred Stock commencing on the Exercisability Date (as defined in the Form of Preferred Tranche C Warrant) until the five (5) year anniversary of the Exercisability Date.

Subject to the terms and limitations contained in the Certificate of Designation, the Series A-1 Preferred Stock issued in the Offering will not become convertible until the Company’s stockholders approve (i) the issuance of all Common Stock issuable upon conversion of the Issued Preferred Stock and the Preferred Warrant Shares, (ii) the issuance of the Preferred Warrant Shares upon exercise of the Preferred Warrants and (iii) an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock from 490,000,000 to 800,000,000 (collectively, the “Stockholder Approval”). On the first trading day following the announcement of the Stockholder Approval, each share of Series A-1 Preferred Stock shall automatically convert into Common Stock, at the conversion price of $0.63 per share (the “Conversion Price”), subject to the terms and limitations contained in the Certificate of Designation, provided that to the extent such conversion would cause a holder of Series A-1 Preferred Stock to exceed the applicable beneficial ownership limitation, such holder will receive shares of Series A-2 Preferred Stock in lieu of Common Stock. Subject to the limitations set forth in the Certificate of Designation, at the option of the holder, each share of Series A-2 Preferred Stock and Series A-3 Preferred Stock shall be convertible into Common Stock, at the Conversion Price, in each case subject to the terms and limitations contained in the Certificate of Designation.

The Offering

The closing of the issuance of Series A-1 Preferred Stock will be effected on or around October 3, 2023, subject to the satisfaction of customary closing conditions. The gross proceeds of the issuance of Series A-1 Preferred Stock are estimated to be approximately $7.5 million, before deducting fees to be paid to the placement agent and financial advisors of the Company and other estimated offering expenses payable by the Company. The Company intends to use the net proceeds from the Offering for working capital purposes and other general corporate purposes and to advance its SAB-142-101 clinical trial.

The securities issued in the Offering have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and until so registered the securities may not be offered or sold absent registration or availability of an applicable exemption from registration. There is no established public trading market for the Preferred Stock, the Preferred Warrants and Preferred Warrant Shares, and the Company does not intend to list such securities on any national securities exchange or nationally recognized trading system.

Pursuant to the Securities Purchase Agreement, as soon as practicable following the filing of a definitive proxy statement in connection with obtaining the Stockholder Approval, but, in any event, not later than seven (7) days thereafter (the “Filing Date”) the Company shall file a resale registration statement on Form S-3 (or Form S-1 if Form S-3 is not available) providing for the resale by the Investors of the Common Stock issuable upon conversion of the Registrable Shares (as defined in the Securities Purchase Agreement) and to use commercially reasonable efforts to cause such resale registration statement declared effective as soon as practicable following the receipt of Stockholder Approval, but no later than ten (10) days following the receipt of Stockholder Approval (or, in the event that the staff of the Securities and Exchange Commission reviews and has written comments to such registration statement, within forty (40) days following the Filing Date). The Company further agreed to take all steps necessary to keep such registration statement effective at all times until all Registrable Shares have been resold, or there remains no Registrable Shares. The Company has agreed to pay a liquidated damages penalty upon certain failures to meet the deadlines set forth above or keep the resale registration statement continuously effective, which penalties will not exceed 6% of the aggregate subscription amount.

The Securities Purchase Agreement contains certain representations and warranties, covenants and indemnities customary for similar transactions. The representations, warranties and covenants contained in the Securities Purchase Agreement were made solely for the benefit of the parties to the Securities Purchase Agreement and may be subject to limitations agreed upon by the contracting parties.

The form of Certificate of Designation, each Preferred Warrant, and the Securities Purchase Agreement are filed as Exhibits 3.1, 4.1, 4.2, 4.3 and 10.1, respectively, to this Current Report on Form 8-K. The foregoing summaries of the terms of the Certificate of Designation, the Series A-1 Preferred Stock, the Series A-2 Preferred Stock, the Series A-3 Preferred Stock, the Preferred Warrants, the Preferred Warrant Shares, and the Common Stock and the terms of the Securities Purchase Agreement are subject to, and qualified in their entirety by, the full text of such documents, where applicable, which are incorporated herein by reference.

No statement in this report or the attached exhibits is an offer to sell or a solicitation of an offer to purchase the Company’s securities, and no offer, solicitation or sale will be made in any jurisdiction in which such offer, solicitation or sale is unlawful.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 and below in Item 8.01 below are hereby incorporated by reference into this Item 3.02. The Preferred Stock and Preferred Warrants are being sold and, upon exercise the securities underlying the Preferred Warrants will be issued without registration under the Securities Act, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as a transaction not involving a public offering and Rule 506 promulgated under the Securities Act as sales to accredited investors, and in reliance on similar exemptions under applicable state laws.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 29, 2023, pursuant to the terms of side letter executed with Sessa Capital (Master), L.P., the Company’s Board of Directors approved the appointment of Andrew D. Moin, of Sessa Capital (Master), L.P., to the Company’s Board of Directors, effective upon the closing of the Offering.

Andrew Moin is a Partner and Analyst at Sessa Capital, a New York based investment advisor registered with the SEC. Mr. Moin has been with Sessa since 2012, where he works on idea generation, research, and investment implementation. Prior to Sessa, from 2008-2012, Mr. Moin was in the Tax Group at Sullivan & Cromwell LLP, where he advised corporate and other clients on a variety of transactions. In the non-profit realm, Andrew has served on the Young Leadership Committee of the New York City Chapter of the JDRF and was Chair of the Board of Trustees at the Great Neck Community School. Andrew received a B.A. in Economics, with distinction, from Amherst College and a J.D., magna cum laude, from Harvard Law School.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Series A Preferred Stock

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 5.03.

Pursuant to the terms of the Securities Purchase Agreement, on October 2, 2023, the Company filed the Certificate of Designation with the Delaware Secretary of State designating 78,000 shares of its authorized and unissued preferred stock as Series A-1 Preferred Stock, 78,000 shares as Series A-2 Preferred Stock and 252,000 shares as Series A-3 Convertible Preferred Stock (all such series of preferred stock referred to herein collectively as “Series A Preferred Stock”), each with a stated value of $1,000 per share (the “Original Per Share Price”). The Certificate of Designation sets forth the rights, preferences and limitations of the shares of Series A Preferred Stock. Terms not otherwise defined in this item shall have the meanings given in the Certificate of Designation.

The following is a summary of the terms of the Series A Preferred Stock:

Dividends. At all times while shares of Series A Preferred Stock are issued and outstanding, holders of Series A Preferred Stock shall be entitled to receive dividends on shares of Series A Preferred Stock equal (on an as-if-converted-to-Common- Stock basis) to and in the same form as dividends actually paid on shares of the Common Stock.

Voting Rights. Holders of the Series A Preferred Stock are entitled to vote together with the Common Stock on an as-if-converted-to-Common-Stock basis. Holders of Common Stock are entitled to one vote for each share of Common Stock held on all matters submitted to a vote of stockholders. Accordingly, holders of Series A Preferred Stock will be entitled to one vote for each whole share of Common Stock into which their Series A Preferred Stock is then-convertible on all matters submitted to a vote of stockholders. Unless and until the Company has obtained the Stockholder Approval, the number of shares of Common Stock that shall be deemed issued upon conversion of the Series A Preferred Stock (for purposes of calculating the number of aggregate votes that the holders of Series A Preferred Stock are entitled to on an as-converted basis) will be equal to that number of shares equal to 19.9% of the Company’s outstanding Common Stock as of the Signing Date (excluding for purposes of the calculation, any securities issued on the Signing Date) (the “Cap”), which each such holder being able to vote the number of shares of Series A Preferred Stock held by it relative to the total number of shares of Series A Preferred Stock then outstanding multiplied by the Cap. The holders of the Series A Preferred Stock are not entitled to vote together with the Common Stock with regard to the approval of the issuance of Common Stock upon conversion of the Series A Preferred Stock.

Liquidation. Prior to the Stockholder Approval, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, including a change of control transaction, or Deemed Liquidation Event (any such event, a “Liquidation”) the holders of shares of Series A Preferred Stock then outstanding shall be entitled to a preferred liquidation preference equal to the greater of (i) three times (3X) the Original Per Share Price, together with any dividends accrued but unpaid thereon (the “Liquidation Preference”) or (ii) such amount per share as would have been payable had all shares of Series A Preferred Stock been converted into Common Stock (without regard to any limitations on conversion set forth in the Certificate of Designation or otherwise) immediately prior to such Liquidation (the amount payable pursuant to this sentence is hereinafter referred to as the “Series A Liquidation Amount”).

Redemption. Unless prohibited by Delaware law governing distributions to stockholders, in the event the Stockholder Approval is not obtained within six (6) months following the Issuance Date, shares of Series A-1 Preferred Stock shall be redeemed by the Company at a price equal to the then Liquidation Preference at any time for up to three (3) years following the Issuance Date commencing not more than sixty (60) days after receipt by the Company at any time on or after the one (1) year anniversary of the Issuance Date of written notice from the holders of a majority of the then outstanding shares of Series A-1 Preferred Stock, voting together as a single class (the “Redemption Request”) requesting redemption of all shares of Series A Preferred Stock (such date, the “Redemption Date”). Upon receipt of a Redemption Request, the Company shall apply all of its assets to any such redemption, and to no other corporate purpose, except to the extent prohibited by Delaware law governing distributions to stockholders. On the Redemption Date, the Company shall redeem, on a pro rata basis in accordance with the number of shares of Series A-1 Preferred Stock owned by each holder, the total number of shares of Series A-1 Preferred Stock outstanding immediately prior to the Redemption Date; provided, however, that Excluded Shares (as defined in the Securities Purchase Agreement) shall not be redeemed and shall be excluded from the calculations set forth in this sentence. If, on the Redemption Date, Delaware law governing distributions to stockholders prevents the Company from redeeming all shares of Series A-1 Preferred Stock to be redeemed, the Company shall ratably redeem the maximum number of shares that it may redeem consistent with such law, and shall redeem the remaining shares as soon as it may lawfully do so under such law.

The foregoing summary of the terms of the Series A Preferred Stock is qualified in its entirety by reference to the text of the Certificate of Designation, which is filed hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01 Other Events.

Agreement with Placement Agent

On September 29, 2023, the Company entered into an engagement letter with Chardan Capital Markets LLC (“Placement Agent”) to act as placement agent to the Company in connection with the Offering (the “Engagement Letter”). The Company will pay to Placement Agent or its designees a cash fee equal to 6% of the aggregate amount of proceeds received by the Company (i) upon the issuance of Series A-1 Preferred Stock of the Company at the closing, (ii) upon the cash exercise of Tranche A Warrants and (iii) upon the cash exercise of Tranche B Warrants. The Company will also issue to Placement Agent or its designees a warrant to purchase up to

5% of the total number of shares of Common Stock of the Company that may be issued upon exercise of the Tranche C Warrants (subject to reduction if such warrants are forfeited). The exercise price of the warrant will be $0.63 per share, and the warrant is exercisable for a term of five years. In addition, the Company agreed to reimburse Placement Agent up to $50,000 for reasonable and documented out-of-pocket expenses. Finally, the Company granted Placement Agent a right of first refusal to act as underwriter or placement agent for the first (if any) financing transaction that the Company enters into within 24 months of the initial closing of the transactions contemplated by the Offering.

Press Releases Related to Offering

On October 2, 2023 the Company issued a press release announcing the entry into and the closing of the Offering, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
3.1	Certificate of Designation of Preferences, Rights and Limitations of the Series A Convertible Voting Preferred Stock
4.1	Form of Preferred Tranche A Warrant
4.2	Form of Preferred Tranche B Warrant
4.3	Form of Preferred Tranche C Warrant
10.1	Form of Securities Purchase Agreement, dated September 29, 2023 by and among SAB Biotherapeutics, Inc. and the purchasers named therein
99.1	Press release dated October 2, 2023
104	Cover Page Interactive Data File-the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAB Biotherapeutics, Inc.

Date:	October 2, 2023	By:	/s/ Eddie J. Sullivan
Eddie J. Sullivan Chief Executive Officer